EXHIBIT 10.1


                              CONSULTING AGREEMENT
                              --------------------

         This CONSULTING AGREEMENT is made and entered into effective on Tuesday, the 12th day of August in the year 1996, by and between:

         La Costa Financial Corporation (hereinafter, the "Consultant"), a Utah corporation in good standing, whose principal place of business is located at 6965 El Camino Real, Suite 105-161, Carlsbad, California 92009, Telephone &
Telefax:  (619)  759-2269 or,  alternately,  Telefax:  (619)  223-1878,  E-Mail:
http:\www.rmay@4dcom.com; and,

         World Wide Stone Corporation (hereinafter, the "Company"), a Nevada corporation in good standing registered with the State of Arizona as a foreign corporation, whose corporate office and principal place of business is located at 2150 West University Drive, Suite B, Tempe, Arizona 85281, Telephone: (602) 966-0047, Telefax: (602) 966-9925.

                                    RECITALS:

         WHEREAS, La Costa Financial Corporation is a professional in the securities industry and shall be held to professional standards therefor with respect to the subject matter of this Agreement; and,

         WHEREAS, the Company is a publicly held company specializing in the dimensional stone industry; and,

         WHEREAS, neither the Company nor any of its officers or directors are professionals in the securities industry and shall not be held to professional standards therefor with respect to the subject matter of this Agreement; and,

         WHEREAS, Consultant desires, in consideration for fees, to provide various productive services and valuable advice to the Company for the promotion of its financial well being, as the same is further described below herein; and

         WHEREAS, in reliance upon Consultant's professional expertise, the Company desires to retain Consultant to provide the said productive services and valuable advice for the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which both in law and in equity are hereby mutually acknowledged, the parties hereby agree as follows:

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                             DUTIES AND INVOLVEMENT:

1. The Company hereby engages Consultant to provide financial and public relations services for the Company. Such services will generally include the following services: assist in the development of an active market in the common stock of the Company, advice to and consulting with the Company's management concerning marketing surveys, investor profile information, methods of expanding investor support and increasing investor awareness of the Company and its products and/or services, broker relations, assisting in the preparation and format of due diligence meetings, and attendance and presentations at various meetings, including but not limited to conventions and trade shows. Consultant warrants that it will act to the benefit of the Company and all of its stockholders with respect to all such services, consultations, advice, recommendations, participations, and acts.

2. Consultant acknowledges that neither it nor any of its employees or affiliates is an officer, director, or agent of the Company, that in rendering advice or recommendations to the Company, it is not and will not be responsible for any management decisions on behalf of the Company, and that it is not authorized or empowered to commit the Company to any recommendation or course of action. Consultant warrants that it does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management. Company is not responsible for the acts, errors or omissions of Consultant. Company acknowledges that neither Consultant nor any of its employees or affiliates is an officer, director, or agent of the Company. Further, the Company acknowledges that, while Consultant has advised that it or its employees currently own, directly or beneficially, Forty Thousand (40,000) shares of the Company, in reliance on the report by, and in accord with the records of the transfer agent (i.e., Progressive Transfer Company, Inc. of Salt Lake City, Utah) of the Company, neither Consultant nor its president or vice president are listed in their names on the records as "control persons" by virtue of stock ownership of the Company.

3. This Agreement is expressly intended to provide for the services to the Company of the Consultant as an Independent Contractor. The Consultant hereof is not, and shall not be deemed to be an employee of the Company and, as such, is not entitled to any of the rights, duties, or other benefits provided to employees of the Company by the Company or by operation of Law. Consultant shall be solely responsible for the payment of its own federal, state and local income taxes, as well as any Social Security (FICA) and unemployment (FUTA) or other taxes it might owe or come to owe. If Consultant employees or undertakes to employ any person or entity, then Consultant shall be solely responsible for their (i) compensation, (ii) withholding income, FICA, FUTA and other taxes from such employees' wages, and (iii) obtaining worker's compensation insurance for such employees.

4. Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder and the performance pursuant to the terms and conditions of this Agreement. The Company acknowledges that Consultant is engaged in other business activities and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted

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               CONSULTING AGREEMENT, EFFECTIVE ON 12TH AUGUST 1996
      Between La Costa Financial Corporation & World Wide Stone Corporation

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from engaging in other business  activities  during the terms of this Agreement, so long as such activities shall not work to the disbenefit of the Company or its stockholders.

TERM OF AGREEMENT:

5. The initial term of this Agreement shall be for a period of six (6) months from the effective date hereof.

6. There shall be one (1) automatic renewal term of this Agreement for an additional period of six (6) months from the renewal date, which renewal date shall be the expiration of the initial term hereof, provided that neither party hereto shall have given prior "Notice of Non-Renewal" in writing to the other party not less than ten (10) days prior to the expiration of the initial term hereof.

7. In addition to the initial term and the automatic renewal term hereof, the parties hereto may choose to agree under a separate written agreement to other, additional renewals hereof; however, such other, additional renewals hereof shall not be automatic.

8. Upon satisfactory performance by Consultant of the duties of the Consultant herein, as the satisfactory nature thereof may be solely judged from time to time by Company, Company shall not engage or hire any third party to perform such services as those described herein to be performed by Consultant without Consultant's prior written consent. Further, the parties agree that Consultant shall be the exclusive consultant to the Company during the term of this Agreement with respect to the duties herein defined.

COMPENSATION:

9. As total and complete compensation for the services provided and to be provided and expenses incurred and to be incurred by Consultant hereunder, the Company will issue Common Stock Purchase Warrants for a total of Five Million (5,000,000) shares of the Company's common stock ("Warrants"); however,
Consultant shall have earned, and shall be entitled to delivery of these Warrants only upon satisfactory performance of Consultant, the satisfactory nature of which performance shall be solely determined at the discretion of the Company, and only in increments as described herein below.

10. The Warrants may be exercised at any time or times for a period of six (6) months following the issue of the Warrants to the Consultants, which shall be done in increments as provided for herein. Notwithstanding the term of the Warrants, the time to exercise any Warrants which shall have been issued pursuant to this Agreement to Consultant which are unexercised, in part or in whole, at the time of termination of this Agreement shall expire, without further action by the Company, five (5) days following such termination period.

11. All shares of common stock of the Company underlying the Warrants shall be registered by the parties under the procedures and means as guided and advised by Consultant for free-

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               CONSULTING AGREEMENT, EFFECTIVE ON 12TH AUGUST 1996
      Between La Costa Financial Corporation & World Wide Stone Corporation

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trading under the Securities  Act of 1933, as amended,  as soon as is reasonably possible following the mutual execution of this Agreement ("Registration").

12. Upon satisfactory performance of the Consultant, the Warrants shall be delivered to Consultant in five (5) increments of One Million (1,000,000) shares each ("Increment"); however, the Warrants and the shares represented thereby shall not be considered to have been earned by Consultant, except as provided hereinafter. Increments shall be delivered by Company to Consultant as payment in advance for services and advice of Consultant based upon the satisfactory performance thereof with respect to the prior Increment delivered; except that the first such Increment shall be deemed delivered as payment in advance of any performance whatsoever of services to be provided to Company by Consultant under the terms and conditions of this Agreement. Therefore, with respect to the first Increment, Company shall deliver the same to Consultant in the Company's reliance only upon the basis of the represented professional standards of Consultant and, especially, its president and vice president, and the good will that exists between the parties hereto, said good will developed over several months of discussions, meetings and representations of the Consultant. In addition to the right of the Company to withhold delivery of any and all subsequent Increments, Company shall have the right of claim against Consultant should satisfactory performance of the Consultant not materialize in respect to that first such Increment. As used in this paragraph in the immediately preceding sentence with respect to the Company's "right of claim", "satisfactory performance" shall mean performance reasonably expected and required to be performed by the Consultant under this Agreement, as may be defined and determined by the arbitrator in any arbitration in which any such claim may be made.

13. The first Increment shall be delivered by Company to Consultant as soon as practicable following mutual execution of this Agreement. The subsequent four
(4) Increments shall be delivered one (1) at a time by Company to Consultant upon the satisfactory performance of services provided by Consultant with respect to the prior increment delivered until all Warrants shall have been delivered, provided that the Company shall not be obligated to deliver any further Warrants after the termination of this Agreement.

14. Each Increment shall be exercisable by Consultant, in whole or in part, at 70% of the prevailing bid ("prevailing bid" is defined as the bid at the time each transaction is consummated) at the time of sale as such securities as quoted by the Nasdaq OTC bulletin board, provided that no Warrants may be exercised for less than net 25(cent) per share to Company, except with the prior written mutual consent of the parties hereto. Payments by Consultant to Company for such securities shall be made within four (4) business days following each date of each transaction.

15. Consultant shall be accountable to Company and shall, not less often than daily, provide to Company a complete report of Consultant's activities related to company, including, but not limited to trading detail, number of trades with details thereof, total volume, number of shares and Warrants transacted or exercised, prevailing bid for each transaction, number of shares transacted, amount of funds to be paid by Consultant to Company @ 70% of prevailing bid for

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               CONSULTING AGREEMENT, EFFECTIVE ON 12TH AUGUST 1996
      Between La Costa Financial Corporation & World Wide Stone Corporation

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Warrants exercised, and all other detail pertinent to all trading,  promotion of the Company, etc. conducted by Consultant. Further, Consultant shall provide to Company copies as received in writing by Consultant from broker-dealers of all related trade confirmations.

16. Regardless of such services and advice as may have been provided and such expenses as may have been incurred by Consultant hereunder and to the date of termination of this Agreement, Consultant shall be deemed to have been paid in full at the moment this Agreement is terminated by either party hereto for any reason; and upon such termination, Consultant shall have no further claim against Company. Further, the Consultant shall be considered by all the parties hereto as paid in full regardless of the number of Warrants issued and regardless of the number of such Warrants delivered or not delivered to Consultant and regardless of the number of shares of the common stock of the Company ("Shares") which shall at such time have been issued to Consultant under the terms and conditions of this Agreement and regardless of the number of Warrants and/or Shares in the possession of Consultant.

EXPENSES:

17. Consultant shall pay for all costs and expenses incurred by it and its representatives and by third parties engaged by Consultant in connection with this Agreement.

18. As to expenses associated with Registration, the Company shall be responsible for payment of up to Twenty Thousand (20,000) Shares, which Shares shall be issued under the above referenced Registration, to be paid to all third parties in total costs and professional fees required for the above referenced Registration, not limited to its preparation and filing, and Consultant shall be responsible for the balance of payment of any additional costs and fees therefor. The Company will pay all accounting costs incident to the preparation of financial statements and financial data required for the Registration.

19. Company shall, on behalf of Consultant, pay a total of up to Forty Thousand (40,000) Shares, also issued in the above Registration, in legitimate fees to Equitrade Securities Corporation of Lake Forrest, California, the Company's market maker.

20. Company shall pay to Consultant an additional Ten Thousand (10,000) Shares, also issued in the above Registration, as a reimbursement for Consultant's expenditures associated with "blue sky" filings in California and elsewhere on behalf of the Company, with disseminating information concerning the Company of value to its current and future shareholders, including publication of such information in Standard & Poor's securities manual, and in devising, arranging for, and establishing a "web site" for the Company that is mutually satisfactory to the parties hereto.

CONFIDENTIALITY:

21. Consultant acknowledges that it has had, and may have access to confidential information regarding the Company, its business, and its manufacturing and marketing practices and

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               CONSULTING AGREEMENT, EFFECTIVE ON 12TH AUGUST 1996
      Between La Costa Financial Corporation & World Wide Stone Corporation

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methods.  Consultant  warrants  that it will not,  during or  subsequent  to the termination of this Agreement, except as reasonably required in the legitimate performance of is services hereunder, divulge, furnish or make accessible to any person or entity (other than with the prior written permission of the Company) any knowledge or information or plans of the Company with respect to the Company, its business, or its manufacturing and marketing practices and methods, including, but not limited to the products of the Company, whether in the concept or development stage or being marketed by the Company.

COVENANT NOT TO COMPETE:

22. During and for a period of not less than five (5) years after the term of this Agreement, Consultant represents, agrees and warrants that it will not compete directly or indirectly with the company in the Company's industry or related fields.

REGISTRATION OF SECURITIES:

23. Upon mutual execution of this Agreement, the parties will prepare and file with the United States Securities and Exchange Commission ("SEC") a registration statement covering the Shares underlying the Warrants, the above referenced Registration, and will diligently cause such registration statement to become effective as soon as possible. The Company will undertake to comply with the various states securities laws and regulations with respect to the registration of the Shares.

24. For not less than twelve (12) months following the registration of the Shares, the Company as advised and guided by Consultant shall maintain and be current on all filings with the SEC, appropriate state securities departments and, as may be required, with the National Association of Securities Dealers, Inc., the Nasdaq SmallCap Market, and/or national or regional stock exchanges necessary to allow the Shares to be freely tradable in the public market.

ADDITIONAL REPRESENTATIONS OF THE COMPANY:

25. Company will furnish to Consultant, as reasonably requested within the normal course of business, all information concerning the Company which is relevant to its past, current and planned operations, including without limitation (i) financial statements, including current cash received and disbursed, (ii) issuance of stock, stock options or warrants, including the pricing of such stock and stock rights, (iii) terms of employment agreements, including benefits of all types, (iv) all Board of Directors resolutions, (v) all borrowing of any type, (vi) shareholder lists, for purposes of verification only and not for other purposes such as solicitation, (vii) monthly reports from the Depository Trust Corporation ("DTC") or similar organization, and (viii) all related transactions among the Company and any affiliates or controlling persons of the Company.

26. Company has been advised that it is authorized and has the full power to issue the Warrants and to file a registration statement for the Shares. Such issuance or registration thereof

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               CONSULTING AGREEMENT, EFFECTIVE ON 12TH AUGUST 1996
      Between La Costa Financial Corporation & World Wide Stone Corporation

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will  not  violate  any  agreement,  covenant,  understanding,   arrangement  or
otherwise with any party, broker, agent or entity.

INVESTMENT REPRESENTATION:

27. Company represents and warrants that it has provided Consultant access to all information available to the Company concerning its condition, financial and otherwise, its management, its business and its prospects, and Consultant acknowledges the same. Company represents that it has provided Consultant with all copies of the Company's filings for the prior twelve (12) months made under the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any (the "Disclosure Documents"), and Consultant acknowledges the same.

28. Consultant acknowledges that the acquisition of the securities to be issued to Consultant involves a high degree of risk. Consultant represents that it and its advisors have been afforded the opportunity to discuss the Company with its management. The Company represents that it has and will continue to provide Consultant with any information or documentation necessary to verify the accuracy of the information contained in the Disclosure Documents and will promptly notify Consultant upon the filing of any registrations statement or other periodic reporting documents filed pursuant to the Act or the Exchange Act.

OMNIBUS CLAUSES:

29. Indemnification. Neither party hereto shall be held responsible for the acts, errors or omissions of the other, and each party hereto shall indemnify and save harmless the other against all claims of third parties with respect thereto.

30. Amendments. The terms and Conditions, agreements and covenants contained herein may be amended, altered, modified or otherwise dealt with provided the same is reduced to writing and signed by both of the parties hereto.

31. Severance. The respective clauses of this contract are severable, and the severance of one or more clauses will in no way detrimentally or otherwise affect the remaining clauses.

32. Construction. Should a respective clause be severed (P. 31), but the intent of that clause becomes clear either under arbitration (P. 35) or to a Court of Competent Jurisdiction, a party hereto having brought such question to such Court, then the parties hereto agree that such Court is hereby authorized to construct the severed clause in conformance with the parties' original intent as interpreted by such Court and in proper conformance with the law, regulation or policy that had been the basis for its severance in the first place, and the resulting constructed clause shall become a part hereof.

33. Deletions. In the event that some portion of this contract is deemed by both parties hereto, or by a Court of Competent Jurisdiction, to be inapplicable, inoperative or otherwise of

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no force or effect  then that said  portion  shall be deleted and the balance of this contract shall be read as thought the deleted portion never existed, except in case of construction under P. 32 hereof.

34. Remedies. Should either of the parties hereto determine that the other party hereto has committed a fault, error, omission or breach of this Agreement, then the aggrieved party shall give notice of its grievance to the offending party as provided for herein and the offending party shall have the right to act immediately to remedy said grievance.

35. Arbitration. For their mutual benefit, the parties hereto specifically establish that either City of Phoenix or City of Tempe, State of Arizona, shall be the venue and location for the settlement of any dispute, controversy or claim between the Company and Consultant arising out of or related to this Agreement, or breach thereof, whether settled by arbitration or for purposes of obtaining injunctive relief. Further, any dispute, controversy or claim between the Company and Consultant arising out of or related to this Agreement, or breach thereof, shall be settled by arbitration, which shall be conducted in accordance with the rules of the American Arbitration Association then in effect. In presenting any matter for arbitration, as provided herein, the parties shall direct that such arbitration shall occur and convene only in either the City of Phoenix or City of Tempe, State of Arizona, and this venue shall be a condition of arbitration. Any award shall be binding and conclusive for all purpose thereof, may include injunctive relief, as well as orders for specific performance, and may be entered as a final judgment in any court of competent jurisdiction. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, parties other than the Company or Consultant and other persons substantially involved in common questions of fact or law whose presence is required if complete relief is to be afforded in arbitration. The costs and expenses of such arbitration shall be borne in accordance with the determination of the arbitrator and may include reasonable costs and attorney's fees. Each party hereby further agrees that service of process may be made upon it by Certified Mail, Return Receipt Requested, Express Delivery or Personal Service at the addresses first shown above herein (Page 1).

36. Litigation. With the exception of Injunctive Relief, the parties hereto specifically covenant and agree, each with the other, that no suit at law or equity or litigation of any nature, type or kind will be initiated by either party against the other. The prevailing party will be entitled to costs and reasonable attorney's fees.

37. Waiver. In the event that a fault, error, omission or breach of this contract shall occur on the part of one or the other party hereto and neither party hereto gives notice thereof, as provided for in this contract, then such failure to give such notice and/or such waiver thereof, shall apply only to that one isolated incident and shall not be construed by either party hereto as a prevailing, constant waiver nor a waiver of a subsequent breach or other default which may become the subject of such notice as herein provided.

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               CONSULTING AGREEMENT, EFFECTIVE ON 12TH AUGUST 1996
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38.  Governing  Law. For the benefit of parties,  this contract shall be subject to, interpreted and governed by the laws of the States of Arizona and California; however, for the mutual benefit of the parties, venue for all disputes shall be County of Maricopa, State of Arizona.

39. Prior Agreements. This Agreement supersedes all prior verbal or written agreements between the parties hereto.

40. Notices. Any notice to be given by each or other party hereto shall be deemed to have been duly and properly given if mailed one to the other by pre-paid Certified Mail, Return Receipt Requested, Express Delivery or Personal Service at the addresses as first shown above herein, or at such other address as the party giving such notice may have received in writing from the said party. Any change of address must be delivered to the other party, as herein provided, and becomes a part in whole of this contract.

41. Assignment. This Agreement is assignable by either party hereto, provided the assigning party has received prior written permission from the other party hereto.

42. Successors and Assigns. This Agreement shall inure to the lawful successors and assigns of the parties hereto.

43. Fax. A copy of this Agreement, or any other documents executed and/or signed by either of the parties hereto and sent to the other party hereto by electronic facsimile transmission ("fax") carries the full force and effect as if it were the original, provided that the fax copy bears the sending party's transmitting terminal identifier ("TTI") and the date and time which was placed thereon electronically by the transmitter.

44. Execution. This Agreement may be executed in counterparts, and each of said counterparts shall be construed to be an original. Prior to the exchange of signed, hard copy, original counterparts, executed fax copies hereof exchanged shall be construed to be originals; thereafter, upon exchange, said hard copies shall supersede said fax copies and become the true originals. The parties acknowledge that, two (2) officers of both the Company and Consultant shall execute this Agreement, but it shall not be considered effective until ratified by the Board of Directors of the Company.

45. Document Preparation. This contract has been arrived at through the mutual negotiations of the parties and is not to be construed as the product of either one or the other party hereto unilaterally; and, while this Agreement was word processed in its final form by an employee of the Company, Spencer W. Cunningham, he has not held himself out to be either an attorney at law or an attorney in fact to either party hereto; and the parties hereto shall save harmless and indemnify Spencer W. Cunningham for his valuable service in this regard.

         IN WITNESS WHEREOF, the parties hereto have affixed their respective hands and seals to this foregoing 10-page Agreement effective on the 12th day of August in the year 1996.

- --------------------------------------------------------------------------------
               CONSULTING AGREEMENT, EFFECTIVE ON 12TH AUGUST 1996
      Between La Costa Financial Corporation & World Wide Stone Corporation

(Page 18 of 10 Pages)   Initials:  Company / i / / i /    Consultant / i / / i /
                                           ----  ----                ----  ----

"CONSULTANT":             LA COSTA FINANCIAL CORPORATION


                          /s/Ted J. Heitzman/                           08/12/96
                          -------------------                           --------
                          Ted J. Heitzman, President                    Date


                          /s/Richard A. May/                            08/12/96
                          ------------------                            --------
                          Richard A. May, Vice President                Date

"COMPANY":                WORLD WIDE STONE CORPORATION


                          /s/Frank E. Cunningham/                       08/14/96
                          -----------------------                       --------
                          Frank E. Cunningham, President                Date


                          /s/Spencer W. Cunningham/                     08/14/96
                          -------------------------                     --------
                          Spencer W. Cunningham,                        Date
                          Executive Vice President


RATIFICATION: The foregoing 10-page Agreement was ratified by the Board of Directors of World Wide Stone Corporation on the 19th day of August in the year 1996. Attest:

/s/Lee M. Cunningham/                                                   08/19/96
- ---------------------                                                   --------
Lee M. Cunningham, Corporate Secretary                                  Date